EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                  Media/Investor Contact:
                                              Deborah Loeb Bohren 212-476-3552


WELLCHOICE PRESIDENT/COO SNOW RESIGNS TO PURSUE OTHER INTERESTS

CEO STOCKER REASSUMES ADDITIONAL ROLE OF PRESIDENT

New York, NY (1/3/2003) -- WellChoice, Inc. (NYSE: WC) today announced that David B. Snow, Jr., WellChoice president and chief operating officer, resigned today to pursue other interests. Snow joined the company in 1999 as executive vice president and chief operating officer responsible for all of the company's operations.

In response to Snow's resignation, the WellChoice board of directors re-appointed Michael A. Stocker, the company's CEO to the additional position of president. Stocker will continue to run the company on a daily basis.

"We are grateful for Dave's efforts on behalf of WellChoice, especially over this past year as we completed our conversion to for-profit status and took the company public," said Michael A. Stocker, MD, WellChoice President and CEO. "Since joining the company almost four years ago, Dave has been a driving force behind the development and implementation of the company's e-business strategy, along with the successful streamlining of our product portfolio."

WellChoice, Inc., headquartered in New York City, is the largest health insurance company in the State of New York based on PPO and HMO membership. The company has a total enrollment of 4.6 million members and has the exclusive right to use the Blue Cross and Blue Shield names and marks throughout 10 downstate New York counties and one or both of these names and marks in selected upstate counties.

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Cautionary Statement

SOME OF THE INFORMATION CONTAINED IN THIS PRESS RELEASE IS FORWARD-LOOKING. FORWARD-LOOKING INFORMATION IS BASED ON MANAGEMENT'S ESTIMATES, ASSUMPTIONS AND PROJECTIONS AND IS SUBJECT TO SIGNIFICANT UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND OUR CONTROL. IMPORTANT RISK FACTORS COULD CAUSE ACTUAL FUTURE RESULTS AND OTHER FUTURE EVENTS TO DIFFER MATERIALLY FROM THOSE ESTIMATED BY MANAGEMENT. THOSE RISKS AND UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO: OUR ABILITY TO ACCURATELY PREDICT HEALTH CARE COSTS AND TO MANAGE THOSE COSTS THROUGH UNDERWRITING CRITERIA, QUALITY INITIATIVES AND MEDICAL MANAGEMENT, PRODUCT DESIGN AND NEGOTIATION OF FAVORABLE PROVIDER REIMBURSEMENT RATES; OUR ABILITY TO MAINTAIN OR INCREASE OUR PREMIUM RATES; POSSIBLE REDUCTIONS IN ENROLLMENT IN OUR HEALTH INSURANCE PROGRAMS OR CHANGES IN MEMBERSHIP MIX; THE REGIONAL CONCENTRATION OF OUR BUSINESS; AND THE IMPACT OF HEALTH CARE REFORM AND OTHER REGULATORY MATTERS. FOR A MORE DETAILED DISCUSSION OF THESE AND OTHER IMPORTANT FACTORS THAT MAY MATERIALLY AFFECT WELLCHOICE, PLEASE SEE OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE RISK FACTORS CONTAINED IN WELLCHOICE'S FINAL PROSPECTUS DATED NOVEMBER 7, 2002, AND THE INFORMATION CONTAINED IN OUR FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2002.